Exhibit 10.1

AMENDMENT TO OPTION

This Amendment (this “Amendment”) to the Option, issued _____________, 2016, by EVINE Live Inc., a Minnesota corporation (the “Company”), to _______________ (the “Holder”), is made and entered into as of _______, 2016, by and between the Company and the Holder. Capitalized terms used but not defined in this Amendment will have the meanings ascribed to them in the Option. The Company has previously issued the Option to the Holder, and each of the Company and the Holder desire to amend the Option to clarify certain pricing terms therein.

Amendment

Now, Therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Introductory Paragraph 3 of the Option is hereby amended and restated in its entirety to read as follows:

Upon exercise of this Option, two-thirds (2/3) of the Option Securities shall be issued in the form of Common Stock, and one-third (1/3) of the Option Securities shall be issued in the form of the Option Warrant substantially in the form of the Warrant; provided, however, that the Exercise Price of the Option Warrant shall be a price per share equal to a 50% premium to the closing price of the Company’s Common Stock on the Trading Market on the Trading Day prior to the announcement of the exercise of the Option.

2.           This Amendment is effective upon the full execution hereof. Other than as set forth in this Amendment, all other terms and conditions of the Option will continue in full force and effect. This Amendment will be governed by and construed in accordance with governing laws as set forth in the Option and any other amendments thereto. This Amendment may be executed and delivered in one or more counterparts (including PDF, facsimile and other electronic counterparts), each of which will be deemed an original but all of which together will constitute one and the same agreement.

In Witness Whereof, the parties hereto have executed this Amendment to Option of the date first above written.

EVINE LIVE, INC.

By:
Name: Title:	Robert Rosenblatt Chief Executive Officer

HOLDER

By:
Name: